UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

ADVANCED DRAINAGE SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4024 Green Stripe Lane, Hilliard, Ohio	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 733-7473

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Due 2034

On February 27, 2026, Advanced Drainage Systems, Inc. (the “Company”) issued $500.0 million aggregate principal amount of its 5.375% senior notes due 2034 (the “Notes”) pursuant to an Indenture, dated February 27, 2026 (the “Indenture”), among the Company, the guarantors party thereto (as defined below, the “Guarantors”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The Notes are guaranteed by each of the Company’s present and future direct and indirect wholly owned domestic subsidiaries that is a guarantor under the Company’s senior secured credit facility. The Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Interest on the Notes will be payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing on September 1, 2026, at a rate of 5.375% per annum. The Notes will mature on March 1, 2034. The Company intends to use the net proceeds from the offering of the Notes, together with the proceeds of the term loan “B” portion of its existing senior secured credit facility, to refinance the outstanding balance of the Company’s senior secured credit facility and redeem the 5.000% senior notes due 2027 in full, with the balance for general corporate purposes.

The Company may redeem the Notes, in whole or in part, at any time on or after March 1, 2029 at certain specified redemption prices set forth in the Indenture. In addition, at any time prior to March 1, 2029, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus an applicable “make-whole” premium. At any time prior to March 1, 2029, the Company may also redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture with net cash proceeds of certain equity offerings at a redemption price equal to 105.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains customary events of default, including, among other things, payment default, failure to comply with covenants or agreements contained in the Indenture or the Notes and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The information contained in this Current Report, including the exhibits hereto, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The preceding description of the Indenture and the Notes is a summary and is qualified in its entirety by the Indenture and the form of Notes, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated by reference herein.

Fourth Amendment to Credit Agreement

On February 27, 2026, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s Credit Agreement dated as of July 31, 2019 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2019, the Second Amendment to Credit Agreement, dated as of May 26, 2022, the Third Amendment to Credit Agreement, dated as of November 26, 2025 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof the “Existing Credit Agreement”, and as amended by the Fourth Amendment, the “Credit Agreement”), with Bank of America, N.A. as administrative agent under the Term Facility, PNC Bank, National Association as administrative agent under the Revolving Facility and as Successor Administrative Agent (as defined in the Fourth Amendment), Barclays Bank PLC, as Predecessor Administrative Agent (as defined in the Fourth Amendment), and the several financial institutions from time to time party thereto as lenders. The obligations of the Company under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries, including Infiltrator Water Technologies, LLC, StormTech LLC and Orenco, Inc. (the “Guarantors”) and the Guarantors secure the obligations thereunder by granting a first priority lien in substantially all of such Guarantor’s assets (subject to certain exceptions and limitations).

Among other things, the Fourth Amendment (i) amends the Existing Credit Agreement by increasing the Revolving Facility from $600 million to $750 million (including an increase of the sub-limit for the letter of credit sub-facility from $50 million to $75 million), (ii) refinances the Term Facility under the Existing Credit Agreement by providing a new Term Facility in the initial principal amount of $600 million with a maturity date of February 28, 2033, (iii) extends the maturity date of the Revolving Facility to February 27, 2031, (iv) revises the “applicable margin”, (1) for the Initial Term Loans, 162.5 basis points (for Term Benchmark based loans) and 62.5 basis points (for base rate loans) and (2) for the Revolving Loans, a range of 125 basis points to 225 basis points (for Term Benchmark based loans) and 25 basis points to 125 basis points (for base rate loans), as determined based on the consolidated senior secured net leverage ratio ranging from less than 1.50 to 1.00 to greater than or equal to 3.50 to 1.00, (v) provides for incremental facilities in the aggregate maximum amount of the greater of $350 million or 100% of consolidated EBITDA for the most recently ended four consecutive fiscal quarters, and (vi) amends certain covenant baskets under the Credit Agreement to align with growth of the Company. The Fourth Amendment also provides that PNC Bank, National Association will become the administrative agent to the Secured Parties as successor to Barclays Bank PLC.

The Fourth Amendment includes customary representations, warranties, covenants and events of default.

Capitalized terms used but not defined herein have the meaning given to such terms in the Credit Agreement. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment and the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On February 27, 2026 (the “Redemption Date”), the Company redeemed in full its outstanding 5.000% Senior Notes due 2027 (the “2027 Notes”) in the original aggregate principal amount of $350,000,000. The 2027 Notes were redeemed at a redemption price equal to 100% of the principal amount of the 2027 Notes plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The information in Item 7.01 on this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description

4.1	Indenture, dated February 27, 2026, among Advanced Drainage Systems, Inc., each of the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 5.375% Senior Note Due 2034 (included in Exhibit 4.1).

10.1	Fourth Amendment to Credit Agreement, by and among the Advanced Drainage Systems, Inc., the banks and other financial institutions or entities parties thereto, constituting at least the Required Lenders under the Credit Agreement, the Issuing Lenders party thereto, Bank of America, N.A., as administrative agent under the Term Facility, Barclays Bank PLC, as Predecessor Administrative Agent and PNC Bank, National Association, as administrative agent under the Revolving Facility and as Successor Administrative Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: February 27, 2026	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO & Secretary